THIRD AMENDMENT AND WAIVER
                               TO CREDIT AGREEMENT
                               -------------------


                  THIRD AMENDMENT AND WAIVER, dated as of April 3, 2002, to the Credit Agreement referred to below (this "Amendment") among Agway, Inc., a
                                             ---------
Delaware corporation, Feed Commodities International LLC, a Delaware limited liability company, Brubaker Agronomic Consulting Service LLC, a Delaware limited liability company, Agway General Agency, Inc., a New York corporation, Country Best Adams, LLC, a Delaware limited liability company, Country Best-DeBerry LLC, a Delaware limited liability company, Agway Energy Products LLC, a Delaware limited liability company ("AEP"), Agway Energy Services-PA, Inc., a Delaware
                            ---
corporation, and Agway Energy Services, Inc., a Delaware corporation, (the foregoing entities are sometimes collectively referred to herein as the
"Borrowers"  and  individually  as  a  "Borrower");  the  other  Credit  Parties
 ---------                              --------
signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent
                              ----------
for Lenders, and the other Lenders signatory hereto from time to time.

                               W I T N E S S E T H
                               - - - - - - - - - -

                  WHEREAS, Borrowers, the other Credit Parties signatory thereto, Agent, and Lenders signatory thereto are parties to that certain Credit Agreement, dated as of March 28, 2001 (including all annexes, exhibits and schedules thereto, and as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and
                        ----------------

                  WHEREAS, Agent and Lenders have agreed to amend and waive certain provisions of the Credit Agreement, in the manner, and on the terms and conditions, provided for herein;

                  NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.       Definitions.     Capitalized terms not otherwise defined herein
                 -----------
 shall have the meanings ascribed to them in the Credit Agreement or Annex A
                                                                     -------
thereto.


        2.       Waiver.          The parties  hereto acknowledge that Borrowers
                 ------
failed to comply with  the  following  covenants set  forth  in Section 6.10 and
                                                                ------------
Annex G of the Credit Agreement for the Fiscal Quarter ending March 31, 2002:
-------

                (a)      Minimum EBITDA (Agway Operations);

                (b)      Minimum EBITDA (Agriculture);

                (c)      Minimum EBITDA (Country Products);

                (d)      Minimum EBITDA (Energy); and

                (e)      Minimum Senior Interest Coverage Ratio.

                 Agent and Lenders hereby waive as of the Amendment Effective Date all Events of Default arising solely from Borrowers' failure to comply with such covenants for the Fiscal Quarter ending March 31, 2002.

        3.       Section 1.4 of the Credit Agreement is hereby amended as of the
                 -----------
Amendment Effective Date by deleting in clause (D) the phrase "Four Hundred and Fifty Five Million Dollars ($455,000,000)" and inserting in lieu thereof "Four Hundred and Fifty Million Dollars ($450,000,000)".

        4.       Section 1.5(a) of the Credit Agreement is hereby amended  as of
                 --------------
the Amendment Effective Date by deleting such section in its entirety and inserting in lieu thereof the following new section to read as follows:

          "(a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; and
          (ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum:

          The Applicable Margins are as follows:

                Applicable Revolver Index Margin            2.50%

                Applicable Revolver LIBOR Margin            4.00%

                Applicable L/C Margin                       4.00%

                Applicable Unused Line Fee Margin           0.375%"



        5.      Section 5.11 of the Credit Agreement is hereby amended as of the
                ------------
Amendment Effective Date by deleting such section in its entirety and inserting in lieu thereof the following new section:

        "Section 5.11 Subordinated Indebtedness and Preferred Stock.   Borrowers
         ------------ ---------------------------------------------
         shall  have   at  the  following  times  outstanding  Preferred  Stock,

         Subordinated Debt and outstanding notes under the Milford Note Program no less than, in the aggregate principal amount, (i) Four Hundred Fifty Million Dollars ($450,000,000) for the period February 1 through October 31 of any Fiscal Year, (ii) Four Hundred Forty Million Dollars ($440,000,000) for the period November 1 through December 31 of any Fiscal Year; and (iii) Four Hundred Forty Five Million Dollars ($445,000,000) for the period January 1, through January 31 of any Fiscal Year."

        6.      Section 6.14 of the Credit Agreement is hereby amended as of the
                ------------
         Amendment Effective Date by deleting in clause (D) of the second proviso the phrase "Four Hundred and Fifty Five Million Dollars" ($455,000,000) and inserting in lieu thereof "Four Hundred and Fifty Million Dollars ($450,000,000)".

        7.      Annex A of the Credit  Agreement  is  hereby  amended as of the
                -------
Amendment Effective Date by:


        (a) deleting the definition of "Commitments" and inserting in lieu thereof:

                "`Commitments'" means (a) as to any Lender, the
                 -------------
          aggregate of such Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) as set forth on Annex J to
                                                                      -------
          the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment), which aggregate commitment shall be One Hundred Fifty Million Dollars ($150,000,000) on the Amendment Effective Date (as defined in the Third Amendment and Waiver to Credit Agreement dated as of April 3, 2002), as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement."

        (b) deleting the definition of "Revolving Loan Commitment" and inserting in lieu thereof:

          "'Revolving Loan Commitment' means (a) as to any Lender, the aggregate
           ---------------------------
          commitment of such Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to the Agreement
                                                        -------
          or in the most recent Assignment Agreement executed by such Lender and
          (b) as to all Lenders, the aggregate commitment of all Lenders to make

          Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be One Hundred Fifty Million Dollars ($150,000,000) on the Amendment Effective Date (as defined in the Third Amendment and Waiver to Credit Agreement dated as of April 3,
          2002), as such amount may be adjusted, if at all, from time to time in accordance with the Agreement."

        8.      Annex G  of  the  Credit Agreement  is  hereby amended as of the
                -------
Amendment Effective Date by deleting such Annex in its entirety and replacing it with a new Annex G attached hereto as Exhibit A.
           -------                    ---------

        9.      Annex J  of  the  Credit Agreement is  hereby  amended as of the
                -------
Amendment Effective Date by deleting such Annex in its entirety and replacing it with a new Annex J attached hereto as Exhibit B.
           -------                    ----------

       10.      Disclosure  Schedule (5.1) is hereby amended and supplemented by
                ---------------------------
inserting  as  an  assumed  name  under  Agway,   Inc.,   the  trade  name  "CPG
Technologies" registered in the states of California, Florida, New York and Pennsylvania.

       11.      Amendment Fee.   To  induce Agent and Lenders to enter into this
                -------------
Amendment, Borrowers hereby agree to pay Agent, for the ratable benefit of Lenders, an amendment fee in the amount of $200,000 in immediately available funds, payable on the AmendmentEffective Date.

       12.      Representations and Warranties.  To induce Agent and  Lenders to
                ------------------------------
enter into this Amendment, Borrowers make the following representations and warranties to Agent and Lenders:

                (a) The execution, delivery and  performance of  this  Amendment and the performance of the Credit Agreement, as amended by this Amendment (the "Amended Credit Agreement"), by Borrowers: (a) are within each Borrower's
      ------------------------
organizational power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of any Borrower's charter or bylaws or equivalent organizational documents; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Borrower is a party or by which any Borrower or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of any Borrower other than those in favor of Agent pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person.

                (b) This Amendment has been duly executed and delivered by or on behalf of Borrowers.

                (c) Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each Borrower and each of the other Credit Parties party thereto, enforceable against each in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                (d) No Default has occurred and is continuing after giving effect to this Amendment.

                (e) No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any Governmental Authority, or before any arbitrator or panel of arbitrators, (i) which challenges any Borrower's or, to the extent applicable, any other Credit Party's right, power, or competence to enter into this Amendment or perform any of their respective obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended
Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or (ii) except for items on Disclosure Schedule (3.13) or notifications sent to Agent
                    ---------------------------
since the Closing Date, which if determined adversely, is reasonably likely to have or result in a Material Adverse Effect. Except for items on Disclosure
                                                                      ----------
Schedule  (3.13) or  notifications  sent to Agent since the Closing Date, to the
----------------
knowledge of each Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

                (f) The representations and warranties of each Borrower and the other Credit Parties contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the Amendment Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

       13.      No Other Amendments/Waivers. Except as expressly amended herein,
                ---------------------------
the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent, for itself and Lenders, may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

       14.      Outstanding  Indebtedness; Waiver  of  Claims. Each Borrower and
                ---------------------------------------------
the other Credit Parties hereby acknowledges and agrees that as of April 3, 2002 the aggregate outstanding principal amount of the Revolving Loan is $16,268,447.69 and that such principal amount is payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. Borrowers and each other Credit Party hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, "Claims"), whether
                                                               ------
based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Amendment Effective Date, provided, that no Borrower nor any other Credit Party
                          --------
waives any Claim solely to the extent such Claim relates to the Agent's or any Lender's gross negligence or willful misconduct.

       15.      Expenses.  Each  Borrower  and  the other  Credit Parties hereby
                --------
reconfirms its respective  obligations  pursuant to Sections 1.9 and 11.3 of the
                                                    -------------    ----
Credit Agreement and pursuant to the GE Capital Fee Letter, to pay and reimburse Agent, for itself and Lenders, for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

      16.       Effectiveness. This Amendment shall become effective as of April
                -------------
3, 2002 (the "Amendment Effective Date") only upon satisfaction in  full in  the
              ------------------------
judgment of Agent of each of the following conditions:

            (a) Amendment. Agent shall have received six (6) original copies of this Amendment duly executed and delivered by Agent, the Requisite Lenders and Borrowers.

            (b) Payment of Expenses. Borrowers shall  have  paid  to  Agent  all
                -------------------
costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent (including, without limitation, reasonable legal fees and expenses).

            (c) Representations and Warranties.     The    representations   and
                ------------------------------

warranties of or on behalf of the Credit Parties in this Amendment shall be shall be true and correct on and as of the Amendment Effective Date.

      17.       GOVERNING LAW.  THIS   AMENDMENT  SHALL  BE   GOVERNED  BY,  AND
INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      18.       Counterparts.  This Amendment may be executed by the parties
                ------------
hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                            BORROWERS

                            AGWAY, INC.
                            FEED COMMODITIES INTERNATIONAL LLC
                            BRUBAKER AGRONOMIC CONSULTING SERVICE LLC
                            COUNTRY BEST-DEBERRY LLC
                            AGWAY ENERGY PRODUCTS LLC
                            AGWAY ENERGY SERVICES-PA, INC.
                            AGWAY ENERGY SERVICES, INC.
                            COUNTRY BEST ADAMS, LLC



                            By:     /s/ Karen J. Ohliger
                                    --------------------------------------------
                            Name:       Karen J. Ohliger
                                    --------------------------------------------
                            Title:      Treasurer
                                    --------------------------------------------



                            AGWAY GENERAL AGENCY, INC.


                            By:     /s/  Karen J. Ohliger
                                    --------------------------------------------
                            Name:        Karen J. Ohliger
                                    --------------------------------------------
                            Title:       Asst. Treasurer
                                    --------------------------------------------



                            LENDERS

                            COBANK, ACB


                            By:      /s/ Kenneth E. Hide
                                    --------------------------------------------
                            Name:        Kenneth E. Hide
                                    --------------------------------------------
                            Title:       Vice President
                                    --------------------------------------------

                            COOPERATIEVE CENTRALE RAIFFEISEN
                            -BOERENLEEN BANK B.A., "Rabobank Nederland" New York Branch


                            By:     /s/ Floyd Smith
                                    --------------------------------------------
                            Name:       Floyd Smith
                                    --------------------------------------------
                            Title:      Vice President
                                    --------------------------------------------

                            By:     /s/ Ian Reece
                                    --------------------------------------------
                            Name:       Ian Reece
                                    --------------------------------------------
                            Title:      Managing Director
                                    --------------------------------------------


                            GMAC BUSINESS CREDIT, LLC


                            By:     /s/ Charles Stephenson
                                    --------------------------------------------
                            Name:       Charles Stephenson
                                    --------------------------------------------
                            Title:      SVP Portfolio Management
                                    --------------------------------------------


                            GENERAL ELECTRIC CAPITAL CORPORATION, as
                            Agent and Lender


                            By:     /s/ Pieter H. Smit
                                    --------------------------------------------
                            Name:       Pieter H. Smit
                                    --------------------------------------------
                            Title:  Its Duty Authorized Signatory

                                                                      Exhibit  A
                                                                      ----------

                             ANNEX G (Section 6.10)
                                      ------------
                                       to
                                CREDIT AGREEMENT
                                ----------------

                               FINANCIAL COVENANTS
                               -------------------

         Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

        (a)     Maximum Capital Expenditures. Borrowers  and  their Subsidiaries
                ----------------------------
(excluding all Telmark Entities, Agway Insurance Company and all of their respective Subsidiaries) on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

              Period                     Maximum Capital Expenditures per Period
              ------                     ---------------------------------------
December 23, 2000 through June 30, 2001              $ 12,000,000
Fiscal Year ending June 30, 2002                       13,000,000
Fiscal Year ending June 30, 2003                       13,100,000
June 30, 2003 through March 31, 2004                   12,000,000


        (b)     Minimum Fixed Charge Coverage Ratio.   Borrowers    and    their
                -----------------------------------
Subsidiaries (excluding all Telmark Entities, Agway Insurance Company and all of their respective Subsidiaries) shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended not less than the following:

     0.50x for the Fiscal Quarter ending September 30, 2002;
     -----
     0.55x for the Fiscal Quarter ending December 31, 2002;
     -----
     0.60x for the Fiscal Quarter ending March 31, 2003;
     -----
     0.65x for the Fiscal Quarter ending June 30, 2003;
     -----
     0.65x for the Fiscal Quarter ending September 30, 2003;
     -----
     0.65x for the Fiscal Quarter ending December 31, 2003; and
     -----
     0.70x for the Fiscal Quarter ending March 31, 2004.
     -----

       (c)      Minimum EBITDA (Agway Operations).    Borrowers     and    their
                ---------------------------------
Subsidiaries (excluding all Telmark Entities, Agway Insurance Company and all of their respective Subsidiaries) on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended (except for any period commencing December 23, 2000 and ending on or prior to December 31, 2001, which shall be for the periods described below) of not less than the following:

              Period                                     EBITDA
              ------                                     ------
December 23, 2000 through June 30, 2001               $16,000,000
December 23, 2000 through September 30, 2001            3,400,000
December 23, 2000 through December 31, 2001             4,200,000

March 31, 2002                                         (1,000,000)
June 30, 2002                                          14,000,000
September 30, 2002                                     32,300,000
December 31, 2002                                      35,600,000
March 31, 2003                                         38,000,000
June 30, 2003                                          41,000,000
September 30, 2003                                     40,800,000
December 31, 2003                                      41,800,000
March 31, 2004                                         44,300,000


       (d)      Minimum EBITDA (Agriculture).  The  Agway  Agriculture  Business
               -----------------------------

Unit (as designated on the Agway Operations financial statements) on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended (except for any period commencing December 23, 2000 and ending on or prior to December 31, 2001, which shall be for the periods described below) of not less than the following:

              Period                                     EBITDA
              ------                                     ------
December 23, 2000 through June 30, 2001              $ 10,500,000
December 23, 2000 through September30, 2001             4,200,000
December 23, 2000 through December 31, 2001             1,600,000
March 31, 2002                                           (500,000)
June 30, 2002                                          (1,750,000)
September 30, 2002                                     11,100,000
December 31, 2002                                      12,400,000
March 31, 2003                                         13,400,000
June 30, 2003                                          12,600,000
September 30, 2003                                     12,800,000
December 31, 2003                                      13,000,000
March 31, 2004                                         13,400,000


       (e)      Minimum EBITDA (Country Products). The  Agway  Country  Products
                ---------------------------------
Group Business Unit (as designated on the Agway Operations financial statements) on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended (except for any period commencing December 23, 2000 and ending on or prior to December 31, 2001, which shall be for the periods described below) of not less than the following:

            Period                                     EBITDA
            ------                                     ------
December 23, 2000 through June 30, 2001              $ (5,400,000)
December 23, 2000 through September 30, 2001           (6,300,000)
December 23, 2000 through December 31, 2001            (5,300,000)
March 31, 2002                                         (2,000,000)
June 30, 2002                                           3,400,000
September 30, 2002                                      8,600,000
December 31, 2002                                       9,400,000

March 31, 2003                                          9,800,000
June 30, 2003                                          10,600,000
September 30, 2003                                     10,500,000
December 31, 2003                                      11,200,000
March 31, 2004                                         12,400,000


       (f)      Minimum EBITDA (Energy).    The  Agway   Energy  Business   Unit
                -----------------------

(as designated on the Agway Operations financial statements on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended (except for any period commencing December 23, 2000 and ending on or prior to December 31, 2001, which shall be for the periods described below) of not less than the following:

            Period                                     EBITDA
            ------                                     ------
December 23, 2000 through June 30, 2001              $ 20,000,000
December 23, 2000 through September 30, 2001           11,800,000
December 23, 2000 through December 31, 2001            20,300,000
March 31, 2002                                         15,800,000
June 30, 2002                                          18,000,000
September 30, 2002                                     18,600,000
December 31, 2002                                      19,000,000
March 31, 2003                                         19,400,000
June 30, 2003                                          21,700,000
September 30, 2003                                     21,400,000
December 31, 2003                                      21,500,000
March 31, 2004                                         22,100,000


       (g)      Minimum Senior Interest Coverage Ratio.  Borrowers   and   their
                --------------------------------------

Subsidiaries (excluding all Telmark Entities, Agway Insurance Company and all of their respective Subsidiaries) on a consolidated basis shall have at the end of each Fiscal Quarter set forth below, a Senior Interest Coverage Ratio for the 12-month period then ended (except for any period commencing December 23, 2000 and ending on or prior to December 31, 2001, which shall be for the periods described below) of not less than the following:

     3.0x for the period of two Fiscal Quarters commencing December 23, 2000 and
    -----
    ending June 30, 2001

     .40x for the period of three Fiscal Quarters commencing  December  23, 2000
    -----
    and ending September 30, 2001

     .45x for the period of four Fiscal Quarters commencing  December  23,  2000
    -----
    and ending December 31, 2001

    2.30x for the Fiscal Quarter ending June 30, 2002
    -----
     4.0x for the Fiscal Quarter ending September 30, 2002
    -----
     4.2x for the  Fiscal  Quarter  ending December 31, 2002
    -----
     4.3x for the Fiscal Quarter ending March 31, 2003
    -----
     4.8x for the Fiscal Quarter ending June 30, 2003
    -----

     4.8x for the Fiscal Quarter ending September 30, 2003
    -----
     4.9x for the Fiscal Quarter ending December 31, 2003
    -----
     5.0x for the Fiscal Quarter ending March 31, 2004
    -----

       (h)      Minimum Excess Availability.  Borrowers  and  their Subsidiaries
                ---------------------------
(excluding all Telmark Entities, Agway Insurance Company and all of their respective Subsidiaries) at all times shall have Borrowing Availability, after giving effect to Eligible Accounts, Eligible Deferred Accounts and Eligible Inventory of Borrowers supporting Revolving Credit Advances and all Letter of Credit Obligations (on a pro forma basis, with trade payables being paid in the ordinary course, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least Ten Million Dollars ($10,000,000).

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers' and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required
--------   -------
amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the
 ------------------
promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by any Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this
                -----------
Annex G shall be  deemed to have  occurred  as of any date of  determination  by
-------
Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

                                                                       Exhibit B
                                                                       ---------
                 ANNEX J (from Annex A - Commitments definition)
                               --------------------------------
                                       to
                                CREDIT AGREEMENT
                                ----------------



                                            Lender(s)
                                            --------
Revolving Loan Commitment
(including a Swing Line Commitment
of $10,000,000)
$64,285,714.29                              General Electric Capital Corporation

Revolving Loan Commitment
$44,571,428.57                              CoBank, ACB

Revolving Loan Commitment
$19,714,285.71                              Cooperatieve Centrale Raiffeisen-
                                            Boerenleenbank B.A., "Rabobank
                                            Nederland", New York Branch
Revolving Loan Commitment
$21,428,571.43                              GMAC Business Credit, LLC